UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Outside Director Restricted Stock Awards. At the annual meeting of stockholders of Health Management Associates, Inc. (the “Company”) on February 21, 2006, the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan (the “Plan”) was approved by the Company’s stockholders. In connection therewith, the outside directors on the Company’s Board of Directors were granted their January 1, 2006 restricted stock awards at the conclusion of such meeting. Specifically, the Company granted to each of Kent P. Dauten, Donald E. Kiernan, Robert A. Knox, William E. Mayberry, M.D., Vicki A. O’Meara, William C. Steere, Jr. and Randolph W. Westerfield, Ph.D. three thousand five hundred (3,500) restricted shares of the Company’s common stock.

The Plan was previously filed with the Securities and Exchange Commission as Appendix A to the Company’s Proxy Statement that was issued in connection with the February 21, 2006 annual meeting of stockholders. The form of Restricted Stock Plan Award Notice and the form of Trust Agreement for dividends paid with respect to such restricted stock awards are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

The Plan, together with the Restricted Stock Award Notice and the Trust Agreement, sets forth the terms and conditions of the restricted stock awards, which include, among other things, a four year vesting schedule for Plan participants. The shares of common stock underlying the restricted stock awards that were approved by the Company’s stockholders on February 21, 2006 will vest in equal installments on January 1, 2007, January 1, 2008, January 1, 2009 and January 1, 2010.

Senior Executive Officer Compensation. On February 21, 2006, the Compensation Committee of the Company’s Board of Directors granted stock options and increased contingent annual Supplemental Executive Retirement Plan (“SERP”) benefits to Burke W. Whitman, President and Chief Operating Officer. The stock options were granted pursuant to the Company’s 1996 Executive Incentive Compensation Plan, as amended, and provide for the purchase of 300,000 shares of the Company’s common stock at an exercise price of $21.53 per share (i.e., the closing market price of the Company’s common stock on February 21, 2006). This stock option award will vest 25% on each grant anniversary date. The form of Stock Option Agreement with respect to Mr. Whitman’s stock option award was previously filed and included as Exhibit 10.36 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2004. Mr. Whitman’s contingent annual SERP benefit increased from $150,000 to $200,000. The SERP and material amendments thereto have previously been filed with the Securities and Exchange Commission. Each of these compensation benefits were made in fulfillment of Mr. Whitman’s previously disclosed compensation arrangements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Form of Restricted Stock Plan Award Notice under the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan.

99.2	Form of Trust Agreement for dividends paid with respect to restricted stock awards under the Health Management Associates, Inc. 2006 Outside Director Restricted Stock Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: February 24, 2006	By:	/s/ Robert E. Farnham
Robert E. Farnham
Senior Vice President and Chief Financial Officer